UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2024

CYNGN INC.

(Exact name of registrant as specified in charter)

Delaware	001-40932	46-2007094
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1015 O’Brien Dr.

Menlo Park, CA 94025

(Address of principal executive offices) (Zip Code)

(650) 924-5905

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CYN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Severance and Change of Control Agreement

On May 15, 2024, Cyngn Inc. (the “Company”) entered into a Severance and Change of Control Agreement (the “Severance Agreement”) with Donald Alvarez, the Chief Financial Officer of the Company. The Severance Agreement provides for a lump sum payment to the officer if the Company terminates the officer’s employment without Cause (as defined in the Severance Agreement), or if the officer terminates its employment for Good Reason (as defined in the Severance Agreement) or in the case of a Change of Control (as defined in the Severance Agreement) of the Company. The term, Change of Control, includes the acquisition of Common Stock of the Company resulting in one person or company owning more than 50% of the outstanding shares, a merger, consolidation or similar transaction resulting in the transfer of ownership of more than fifty percent (50%) of the Company’s outstanding Common Stock, or a liquidation or dissolution of the Company or sale of substantially all of the Company’s assets.

In the event that, the Company terminates the officer’s employment without Cause (as defined in the Severance Agreement), or if the officer terminates his employment for Good Reason (as defined in the Severance Agreement), or in the event of a termination within sixty days before or six months following the consummation of a Change of Control (as such events are defined in the Severance Agreement), then the Company will pay the officer (i) a lump sum amount equal to six months of the officer’s then current base salary, plus (ii) the annual bonus, pro-rated based on the officer’s termination date, or the lump sum amount equal to six months of the annual bonus if termination is as a result of a Change of Control, that the officer is eligible to receive for the calendar year in which the officer’s termination occurs assuming Company performance is achieved at target (100% for both Company and personal performance), which will be payable within the period of time set forth in the Severance Agreement following the termination of employment, (iii) 25%, or 50% if termination is as a result of a Change of Control, of the then-unvested equity awards issued to the officer by the Company will be vested as of officer’s termination date or the Change of Control date (if later), and (iv) 6 months of COBRA premium payments based on the coverages in effect as of the date of the officer’s termination of employment. All of the officer’s severance benefits are subject to his execution of a release in a form reasonably acceptable to the Company.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Severance and Change of Control Agreement by and between Cyngn Inc. and Don Alvarez dated May 15, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2024

CYNGN INC.

By:	/s/ Lior Tal
Lior Tal
Chief Executive Officer

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